Pioneer Power Solutions Appoints Andrew Minkow as Chief Financial Officer and Director

FORT LEE, NJ--(Marketwire - 08/12/10) - Pioneer Power Solutions, Inc. (OTC.BB:PPSI - News) ("Pioneer"), a manufacturer of electrical equipment for utility, industrial, commercial and wind energy applications, announced the appointment of Andrew Minkow as its Chief Financial Officer, Secretary and Treasurer effective immediately. Mr. Minkow was also appointed to our Board of Directors.

Mr. Minkow has over 18 years of industry experience in corporate finance, mergers and acquisitions, capital markets, financial reporting, forecasting and general operational and administrative management. Mr. Minkow was previously the President of MAST Consulting, a provider of executive management, strategic planning and financial reporting services to several corporate clients, including to Pioneer. From 2001 to 2009, Mr. Minkow was a founding employee and shareholder of Morgan Joseph & Co. Inc., where he successfully executed over $2 billion in investment banking transactions and provided leadership in business development and operational management, aiding the firm in its rapid growth during his eight year tenure. Mr. Minkow has a BA degree from Cornell University and received an MBA from Columbia Business School.

Nathan Mazurek, Chairman and Chief Executive Officer of Pioneer, commented, "On behalf of Pioneer and our board members, we would like to officially welcome Andrew Minkow to our executive team and to our Board of Directors. Andrew's energy over the last year has been instrumental to our recent growth and transition to becoming a public company. His keen insight, financial acumen and transactional experience will prove to be a key asset as Pioneer continues to expand its business organically and through strategic acquisitions. We are extremely pleased to have him on board and look forward to his continued contributions."

About Pioneer Power Solutions, Inc.
Pioneer is a manufacturer of electrical equipment with particular emphasis on the North American electric utility, industrial, commercial and wind energy markets. Through its subsidiaries, Pioneer has been in the electrical transformer business for over 90 years, manufacturing a full line of liquid filled, encapsulated and ventilated transformers. Pioneer's wind energy business manufactures turbines of sizes greater than one megawatt capacity primarily for community wind projects and industrial customers. Pioneer is headquartered in Fort Lee, NJ and operates from six manufacturing, distribution and marketing locations in the U.S., Canada and Mexico. To learn more about Pioneer, please visit our website at www.pioneerpowersolutions.com.

Forward-looking Statements:
This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) fluctuations in foreign currency exchange rates; (ii) the loss of significant customers; (iii) increases in the prices of raw materials; (iv) development of new products and service offerings; (v) the company's ability to integrate acquisitions; (vi) the effectiveness, profitability, and marketability of the company's current and prospective products and services; (vii) the impact of current, pending, or future legislation and regulation on the company's industry; and (viii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company's filings with the Securities and Exchange Commission, including the company's Form 10-K filed with the SEC on April 15, 2010 and the Post-Effective Amendment to Form S-1 filed with the SEC on June 7, 2010. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Howard Gostfrand
American Capital Ventures
305.918.7000
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